Exhibit 10.14

FIRST AMENDMENT TO CREDIT AGREEMENT AND LIMITED CONSENT
This FIRST AMENDMENT TO CREDIT AGREEMENT AND LIMITED CONSENT (this "First Amendment"), dated as of November 1, 2013 and, made by and among KADANT INC., a Delaware corporation (the "Borrower"), the Foreign Subsidiary Borrowers parties hereto, the several banks and other financial institutions or entities parties hereto (the "Lenders"), RBS CITIZENS, N.A., as administrative agent (the "Administrative Agent") and RBS CITIZENS, N.A., as multicurrency administrative agent (the "Multicurrency Administrative Agent"; together with the Administrative Agent, the "Agents").
Background
The Borrower, the Foreign Subsidiary Borrowers, the Agents and the Lenders, RBS Citizens, N.A., as Joint Lead Arranger and Joint Bookrunner, Wells Fargo Securities, LLC, as Joint Lead Arranger and Joint Bookrunner and Wells Fargo Bank, N.A., as Syndication Agent, entered into a Credit Agreement dated as of August 3, 2012 (the "Original Credit Agreement").
The Borrower has informed the Agents and the Lenders that it intends to acquire all of the Capital Stock of Carmanah Design and Manufacturing Inc. (the "Canadian Acquisition Target") through its wholly-owned subsidiary Kadant Canada Corp. ("Kadant Canada" and such transaction, the "Canadian Acquisition") which Canadian Acquisition shall be funded, in part, with Loans to be advanced under the Credit Agreement (such extension of credit by the Lenders, the "Canadian Acquisition Advance").
The Borrower has requested that the Agents and the Lenders (a) consent to certain amendments to the Original Credit Agreement including (x) the joinder of Kadant Canada as a Foreign Subsidiary Borrower and Canadian Dollars as a Foreign Currency under the Original Credit Agreement, (y) the extension of the maturity date, and (z) the deletion of the Capital Expenditures financial covenant, and (b) agree that the conditions to each extension of credit to a Foreign Subsidiary Borrower set forth in Sections 5.2 and 5.4 of the Credit Agreement shall be limited as set forth herein with respect to the Canadian Acquisition Advance.
Capitalized terms not defined herein shall have the meanings given such terms in the Original Credit Agreement.  The Original Credit Agreement, as amended by this First Amendment and as further amended, modified or supplemented from time to time, the "Credit Agreement".  This First Amendment constitutes a Loan Document for all purposes under the Credit Agreement and the other Loan Documents.
NOW, THEREFORE, in consideration of the promises and the agreements, provisions and covenants herein contained, the Borrower, the Foreign Subsidiary Borrowers, the Agents and the Lenders hereby agree as follows:
1.            Limited Consent.  Subject to the terms and conditions herein contained and in reliance upon the representations and warranties of the Borrower herein contained, effective upon satisfaction of the conditions precedent contained in Section 4 below, the Agents and the Lenders hereby agree that the conditions to each extension of credit to a Foreign Subsidiary Borrower set forth in Sections 5.2 and 5.4 of the Credit Agreement shall be limited as set forth below with respect to the Canadian Acquisition Advance to the extent that the Canadian Acquisition is consummated in connection therewith and the Revolving Commitments have not otherwise terminated prior to the date of the Canadian Acquisition in accordance with the terms of the Credit Agreement (other than a termination resulting from a Disregarded Default) (the conditions to the Canadian Acquisition Advance being referred to herein as the "Limited Funding Conditions"):
(A)            The representations and warranties referenced in Section 5.2(a) of the Credit Agreement shall be limited to (x) those representations and warranties set forth in Sections 4.3(a), 4.3(e), 4.4, 4.5, 4.11, 4.14, 4.19 and 4.21 of the Credit Agreement as those representations and warranties relate to the Borrower and Kadant Canada, and (y) (limited to the best of Kadant Canada's knowledge) those representations and warranties made by or with respect to the Canadian Acquisition Target in the acquisition agreement entered into in connection with the Canadian Acquisition as are material to the interests of the Lenders, but only to the extent Kadant Canada is entitled to terminate such acquisition agreement on the basis of such representations and warranties.
(B)            The Defaults and Events of Default referred to in Section 5.2(b) of the Credit Agreement shall be limited to those Events of Default set forth in Sections 8(a), 8(c) as it relates to a violation of Section 7.1 of the Credit Agreement, 8(f), 8(i) and 8(j) of the Credit Agreement.  Any Default or Event of Default not referenced in the previous sentence is referred to herein as a "Disregarded Default."
The parties hereto acknowledge and agree to the following in connection with the consent granted pursuant to this Section 1:
(i)            The Limited Funding Conditions apply solely to the Canadian Acquisition Funding to the extent consummated on or before December 31, 2013 and not to any other funding under the Credit Agreement.
(ii)            The Canadian Acquisition Funding shall also be subject to the following conditions: (x) the Canadian Acquisition shall constitute a "Permitted Acquisition" under (and as defined in) the Credit Agreement except that the occurrence of a Disregarded Default shall be disregarded for the purposes of determining compliance with clause (c) of the definition of "Permitted Acquisition," and (y) on the date of the Canadian Acquisition Funding, the Borrower shall (I) certify that no Default or Event of Default (based on the Borrower's knowledge with respect to the Canadian Acquisition Target) has occurred or is continuing both before and after giving effect to the Canadian Acquisition Funding and the Canadian Acquisition, or (II) certify that no Default or Event of Default other than a Disregarded Default has occurred or is continuing both before and after giving effect to the Canadian Acquisition Funding and the Canadian Acquisition and provide a list of all Disregarded Defaults (based on the Borrower's knowledge with respect to the Canadian Acquisition Target) that have occurred and are continuing as of such date.
(iii)            The Lenders' agreement to fund the Canadian Acquisition Advance subject to the Limited Funding Conditions is not intended (and should not be construed) as a waiver of any Disregarded Default existing at the time of such Canadian Acquisition Advance or of any of the Agents' or the Lenders' rights and remedies with respect thereto, all of which are hereby reserved and preserved in their entirety by the Agents and the Lenders.
The foregoing limited consent and limited waiver is limited to the Canadian Acquisition as set forth herein and is not a commitment or agreement to grant any consent or waiver in the future.
2.            Amendments to the Original Credit Agreement.  Subject to the terms and conditions herein contained and in reliance on the representations and warranties of the Borrower herein contained, effective upon satisfaction of the conditions precedent contained in Section 4 below, the following amendments are incorporated into the Original Credit Agreement:
(A)            Section 1.1 of the Original Credit Agreement is hereby amended to delete the text in the definition of "Eurocurrency Base Rate" and to insert the following in lieu thereof:
"Eurocurrency Base Rate":  with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, the rate per annum determined on the basis of the rate for deposits in Dollars or the relevant Foreign Currency, as the case may be, for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on a Reuters Screen LIBOR01 Page (or other relevant page) as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period (or in the case of a Eurocurrency Loan in Pounds Sterling, on the first day of such Interest Period); provided, that (a) in the event that such rate does not appear on the Reuters Screen LIBOR01 Page (or otherwise on such screen), the "Eurocurrency Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurocurrency rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollars or the relevant Foreign Currency, as the case may be, deposits at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period (or in the case of a Eurocurrency Loan in Pounds Sterling, on the first day of such Interest Period) in the interbank eurocurrency market where its eurocurrency, foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein; (b) in the case of any Eurocurrency Loan denominated in Pounds Sterling and Euros, such rate shall be increased to provide for the Mandatory Costs as determined by the Administrative Agent in accordance with its normal practices; and (c) in the case of any Eurocurrency Loan denominated in Canadian Dollars, the "Eurocurrency Base Rate" shall be determined by reference to the CDOR Rate.
(B)            Section 1.1 of the Original Credit Agreement is hereby amended to delete the text in the definition of "Foreign Currency" and to insert the following in lieu thereof:
"Foreign Currency":  Pounds Sterling, Euros, Canadian Dollars and such other currency as consented to by the Multicurrency Administrative Agent, so long as such Currency is freely traded and convertible into Dollars in the London interbank market and a Dollar Equivalent thereof can be calculated.
(C)            Section 1.1 of the Original Credit Agreement is hereby amended to delete the text in the definition of "Foreign Subsidiary Borrowers" and to insert the following in lieu thereof:
"Foreign Subsidiary Borrowers":  each Foreign Subsidiary of the Borrower that becomes a party hereto as of the date hereof or hereafter; provided that, without the prior written consent of the Administrative Agent and each of the Lenders, the only Foreign Subsidiaries of the Borrower permitted to become parties hereto shall be Kadant U.K. Limited, Kadant Lamort S.A.S. Kadant Johnson Europe B.V and Kadant Canada Corp.
(D)            Section 1.1 of the Original Credit Agreement is hereby amended to delete the "." at the end of the definition of "Lenders" and to insert the following in lieu thereof: "and the Canadian Lending Branch of any Lender (subject to the definition of Canadian Lending Branch)."
(E)            Section 1.1 of the Original Credit Agreement is hereby amended to delete the text in the definition of "Revolving Termination Date" and to insert the following in lieu thereof:
"Revolving Termination Date":  November 1, 2018, unless sooner terminated in accordance with the terms hereof.
(F)            Section 1.1 of the Original Credit Agreement is hereby amended to add the following new definitions in the applicable alphabetical order.
"Canadian Dollars":  means the lawful currency of Canada.
"Canadian Lending Branch" means, with respect to any Lender, any office, branch, subsidiary or Affiliate of such Lender that is designated in writing by such Lender to the Administrative Agent and the Multicurrency Administrative Agent as being responsible for funding or maintaining the portion of the Revolving Commitment, Loans or other extensions of credit of such Lender hereunder to a Foreign Subsidiary Borrower domiciled in Canada which Canadian Lending Branch shall deliver a joinder to this Agreement in form and substance acceptable to the Agents and the Borrower; provided, that if any portion of a Revolving Commitment, Loan or other extension of credit hereunder is being provided by a Canadian Lending Branch of any Lender, then, except as specifically set forth in this Agreement, (i) such Lender and its Canadian Lending Branch shall constitute a single "Lender" and "Multicurrency Lender" under this Agreement and the other Loan Documents, (ii) the commitments of such Lender and its Canadian Lending Branch shall constitute a single "Revolving Commitment" and "Multicurrency Revolving Subcommitment" under this Agreement and the other Loan Documents and (iii) any consent given by such Lender with respect to any amendment, waiver or other modification of any term of this Agreement or any other Loan Document shall be deemed given on behalf of itself and the Canadian Lending Branch.
"CDOR Rate":  with respect to each day during each Interest Period pertaining to a Eurocurrency Loan denominated in Canadian Dollars, is a rate per annum equal to the average of the annual yield rates applicable to Canadian Dollar banker's acceptances at or about 10:00 a.m. (Toronto, Ontario time) two Business Days prior to the beginning of such Interest Period as reported on the "CDOR page" (or any display substituted therefor) of Reuters Monitor Money Rates Service (or such other page or commercially available source displaying Canadian interbank bid rates for Canadian Dollar bankers' acceptances as may be designed by the Multicurrency Administrative Agent from time to time) for a term equivalent to such Interest Period (or if such Interest Period is not equal to a number of months, for a term equivalent to the number of months closest to such Interest Period).
(G)            Section 2.12 (Computation of Interest and Fees) of the Original Credit Agreement is hereby amended by inserting the following clause (c) at the end thereof:
"(c)            For purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or fee to be paid by a Foreign Subsidiary Borrower domiciled in Canada hereunder or under any other Loan Document is to be calculated on the basis of a 360-day year or any other period of time less than a calendar year, the yearly rate of interest or fees to which the rate used in such calculation is equivalent, is the rate so used (x) multiplied by the actual number of days in the applicable calendar year and (y) divided by 360 or such other period of time."
(H)            Section 2.16(a), (Taxes) of the Original Credit Agreement is hereby amended to delete the last sentence thereof and to insert the following in lieu thereof:
"If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided that neither the Borrower nor any  Foreign Subsidiary Borrower shall be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d), (e) or (g) of this Section, (ii) that are United States, French, Netherlands, United Kingdom, or Canadian federal or provincial withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower or any Foreign Subsidiary Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph or (iii) United States federal withholding taxes imposed under FATCA."
(I)            Section 7.1(c) (Financial Condition Covenants, Capital Expenditures) of the Original Credit Agreement is hereby deleted.
(J)            Section 7.4 (Fundamental Changes) of the Original Credit Agreement is hereby amended by (x) deleting the "and" set forth at the end of clause (d) thereof, (y) deleting the "." set forth at the end of clause (e) thereof and replacing it with "; and" and (z) inserting the following clause (f) at the end thereof:
"(f) any Subsidiary of the Borrower that is organized under the laws of Canada may amalgamate with another Subsidiary of the Borrower that is organized under the laws of Canada; provided, that if one of the Subsidiaries participating in the applicable amalgamation is a Foreign Subsidiary Borrower, the entity formed as a result of such amalgamation ("Amalco") shall continue to be a Foreign Subsidiary Borrower and shall provide the Agents with such documentation, including legal opinions, as the Agents shall reasonably require to confirm that this Agreement and the other Loan Documents are enforceable against Amalco."
(K)            Schedule 1.1 (Commitments) of the Credit Agreement is hereby amended to delete the text thereof in its entirety and to insert the text of the Schedule 1.1 attached as Annex A hereof in place thereof.
3.            Amendment Fee.  The Borrower will pay to the Administrative Agent, for the benefit of any Lender who executes this First Amendment, an amendment fee (the "Amendment Fee") equal to five (5) basis points on the amount of such Lender's commitment.  Such Amendment Fee will be fully earned upon the execution by such Lender of this First Amendment and shall be nonrefundable for any reason.
4.            Conditions Precedent.
The provisions of this First Amendment shall be effective as of the date on which all of the following conditions shall be satisfied:
(a)	the Borrower and each Foreign Subsidiary Borrower shall have delivered to the Agents a fully executed counterpart of this First Amendment;
(b)
Kadant Canada shall have delivered to the Agents a joinder agreement in form and substance satisfactory to the Agents along with (i) such certificates or resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of Kadant Canada as the Agents may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this First Amendment, the Credit Agreement and the other Loan Documents to which Kadant Canada is a party or is to be a party, (ii) such documents and certifications as the Agents may reasonably require to evidence that Kadant Canada is duly organized or formed, and that Kadant Canada is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, in each case to the extent applicable, except where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, and including certified copies of the Organization Documents of Kadant Canada, and (iii) a favorable legal opinion of counsel to Kadant Canada as to organization, good standing, authorization and execution, in form and substance reasonably acceptable to the Agents.

(c)	the Borrower shall have paid to the Agents all reasonable fees, costs and expenses owing to the Agents and their counsel on or before the date hereof including the Amendment Fee; and
(d)	the Lenders shall have indicated their consent and agreement by executing this First Amendment.
5.            Miscellaneous.
(a)            Ratification.  The terms and provisions set forth in this First Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Original Credit Agreement and except as expressly modified and superseded by this First Amendment, the terms and provisions of the Original Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect.  The Borrower, the Foreign Subsidiary Borrowers, the Agents and the Lenders agree that the Original Credit Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.  For all matters arising prior to the effective date of this First Amendment, the Original Credit Agreement (as unmodified by this First Amendment) shall control.
(b)            Representations and Warranties.  The Borrower hereby represents and warrants to the Agents that the representations and warranties set forth in the Loan Documents, after giving effect to this First Amendment, are true and correct in all material respects (or all respects to the extent already qualified by materiality or the occurrence of a Material Adverse Effect) on and as of the date hereof, with the same effect as though made on and as of such date except with respect to any representations and warranties limited by their terms to a specific date.  The Borrower further represents and warrants to the Agents and the Lenders that the execution and delivery of this First Amendment (i) are within the Borrower's and each Foreign Subsidiary Borrower's organizational power and authority; (ii) have been duly authorized by all necessary organizational action of the Borrower and each Foreign Subsidiary Borrower; (iii) is not in contravention of any provision of the Borrower's or any Foreign Subsidiary Borrower's organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any material indenture, mortgage, deed of trust, lease, agreement or other material instrument to which either the Borrower or any Foreign Subsidiary Borrower is a party or by which Borrower, any Foreign Subsidiary Borrower or any of their property is bound.  All representations and warranties made in this First Amendment shall survive the execution and delivery of this First Amendment.
(c)            Expenses of the Agent.  As provided in the Credit Agreement, the Borrower agrees to pay all reasonable costs and expenses incurred by the Agents in connection with the preparation, negotiation, and execution of this First Amendment, including without limitation, the reasonable costs and fees of the Agents' legal counsel.
(d)            Severability.  Any provision of this First Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this First Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
(e)            Applicable Law.  This First Amendment shall be governed by and construed in accordance with the laws of the State of New York.
(f)            Successors and Assigns.  This First Amendment is binding upon and shall inure to the benefit of the Agents, the Lenders and the Borrower, the Foreign Subsidiary Borrowers and their respective successors and assigns.
(g)            Counterparts.  This First Amendment may be executed in one or more counterparts and on facsimile counterparts or other electronic transmission, as permitted under the Original Credit Agreement, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.
(h)            Headings.  The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this First Amendment.
(i)            ENTIRE AGREEMENT.  THIS FIRST AMENDMENT EMBODIES THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER THEREOF, AND SUPERSEDES ANY AND ALL PRIOR REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF.
(j)            Acknowledgement and Reaffirmation.  Each of the Borrower, as a guarantor, and Kadant Black Clawson, Inc., Kadant Johnson China – WX Holding Inc., Kadant International Holdings Inc. and Kadant Johnson Inc. (collectively, the "Subsidiary Guarantors" and together with the Borrower, the "Guarantors"), hereby acknowledges the consents granted, and amendments effected, pursuant to this First Amendment and reaffirms its guaranty of the Borrower Obligations and the Foreign Subsidiary Borrower Obligations (each as defined in the Guarantee) pursuant to that certain Guarantee Agreement, dated as of August 3, 2012 (as amended, supplemented or otherwise modified from time to time, the "Guarantee"), among the Guarantors and the Administrative Agent.
(k)            French Effective Global Rate (Taux Effectif Global).  To comply with the provisions of Articles L.313-4 and R.313-1 of the French Monetary and Financial Code, as amended, and Articles L.313-1, L.313-2 and R.313-1 to R.313-6 of the French Consumer Code, as amended, each French Party Borrower and the French Party Lenders declare and agree that the effective global interest rate for each of the French Party Revolving Loans extended to such French Party Borrower cannot be calculated, as of the date of this Joinder Agreement relating to such French Party Borrower, for the total duration of the Credit Agreement primarily because of the floating rate of interest applicable thereto and the French Party Borrowers' option to select the duration of interest periods.  However, a letter which sets forth a sample calculation of interest on such French Party Revolving Loans shall be provided to each French Party Borrower by the French Party Lender prior to the making of the initial French Party Revolving Loan to such French Party Borrower.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
KADANT INC., as the Borrower

By:            /s/Daniel J. Walsh_____________
Name:  Daniel J. Walsh
Title:    Treasurer

KADANT U.K. LIMITED, as a Foreign Subsidiary Borrower

By:            /s/Ronald A. Chambers____________
Name:  Ronald A. Chambers
Title:    Chairman

KADANT LAMORT SAS, as a Foreign Subsidiary Borrower

By:            /s/Alain Serres____________________
            Name:  Alain Serres
Title:    President

KADANT JOHNSON EUROPE B.V., as a Foreign Subsidiary Borrower

By:            /s/Fredrik H. Westerhout______________
Name:  Fredrik H. Westerhout
Title:    Managing Director

KADANT CANADA CORP., as a Foreign Subsidiary Borrower

By:            /s/Daniel J. Walsh______________
Name:  Daniel J. Walsh
Title:    Treasurer

[Signature Page-First Amendment to Credit Agreement and Limited Consent]
(S-1)

RBS CITIZENS, N.A., as Administrative Agent

By:            /s/William E. Lingard_____________
Name:  William E. Lingard
Title:    Senior Vice President

[Signature Page-First Amendment to Credit Agreement and Limited Consent]
(S-2)

RBS CITIZENS, N.A., as Multicurrency Administrative Agent

By:            /s/William E. Lingard_____________
Name:  William E. Lingard
Title:    Senior Vice President

[Signature Page-First Amendment to Credit Agreement and Limited Consent]
(S-3)

RBS CITIZENS, N.A., as a Lender

By:            /s/William E. Lingard____________
Name:  William E. Lingard
Title:    Senior Vice President

[Signature Page-First Amendment to Credit Agreement and Limited Consent]
(S-4)

WELLS FARGO BANK, N.A., as a Lender

By:            /s/Paul B. Forester__________________
Name:  Paul B. Forester
Title:    Senior Vice President

[Signature Page-First Amendment to Credit Agreement and Limited Consent]
(S-5)

U.S. BANK, N.A., as a Lender

By:            /s/Kenneth R. Fieler______________
Name:  Kenneth R. Fieler
Title:    Vice President

[Signature Page-First Amendment to Credit Agreement and Limited Consent]
(S-6)

U.S. BANK NATIONAL ASSOCIATION (CANADA BRANCH), as a Lender

By:            /s/Joseph Rauhala__________
Name: Joseph Rauhala
Title:   Principal Officer

[Signature Page-First Amendment to Credit Agreement and Limited Consent]
(S-6)

HSBC France, as a French Party Lender

By:            /s/Philippe Abonneau____________
Name:  Philippe Abonneau
Title:    Head of Transaction
 Management Unit

[Signature Page-First Amendment to Credit Agreement and Limited Consent]
(S-7)

HSBC Bank USA, National Association, as a Lender

By:            /s/KerryAnne O'Callaghan___________
Name:  KerryAnne O'Callaghan
Title:    Senior Assistant Vice President

[Signature Page-First Amendment to Credit Agreement and Limited Consent]

SOVEREIGN BANK, N.A., as a Lender

By:            /s/Karen Ng_____________________
Name:  Karen Ng
Title:     Senior Vice President

[Signature Page-First Amendment to Credit Agreement and Limited Consent]
(S-8)

ACKNOWLEDGED AND AGREED FOR PURPOSES OF SECTION 5(j):

KADANT INC., as a Guarantor

By:	/s/Daniel J. Walsh_____________________________
Name: Daniel J. Walsh
Title: Treasurer

KADANT BLACK CLAWSON INC., as a Subsidiary Guarantor

By:	/s/Daniel J. Walsh _____________________________
Name: Daniel J. Walsh
Title: Treasurer

KADANT JOHNSON CHINA – WX HOLDING INC., as a Subsidiary Guarantor

By:	/s/Daniel J. Walsh _____________________________
Name: Daniel J. Walsh
Title: Treasurer

KADANT INTERNATIONAL HOLDINGS INC., as a Subsidiary Guarantor

By:	/s/Daniel J. Walsh _____________________________
Name: Daniel J. Walsh
Title: Treasurer

KADANT JOHNSON INC., as a Subsidiary Guarantor

By:	/s/Daniel J. Walsh _____________________________
Name: Daniel J. Walsh
Title: Treasurer

[Signature Page-First Amendment to Credit Agreement and Limited Consent]
(S-8)

Annex A

Schedule 1.1 to the Credit Agreement

Commitments

Lender	Total Revolving Commitment	French Party Commitment
RBS Citizens, N.A.	$25,000,000
Wells Fargo Bank, N.A.	$25,000,000
HSBC Bank USA, National Association	$20,000,000
HSBC France		$5,000,000
U.S. Bank, N.A. and U.S. Bank, N.A. (Canada Branch)	$15,000,000
Sovereign Bank, N.A.	$10,000,000

Total Allocation	$95,000,000	$5,000,000